UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

WRIGHT MEDICAL GROUP N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	1-35065	98-0509600
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Prins Bernhardplein 200
1097 JB Amsterdam The Netherlands		None
(Address of principal executive offices)		(Zip code)

(+31) 20 521 4777

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934. (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Exchange Agreements

On January 30, 2019, Wright Medical Group N.V. (the “Company”) entered into privately-negotiated agreements (the “Agreements”) among the Company, Wright Medical Group, Inc., an indirect, wholly-owned subsidiary of the Company (“WMG”), and a limited number of investors who are accredited investors (within the meaning of Rule 501 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”)) and/or qualified institutional buyers (as defined in Rule 144A under the Securities Act) who are holders of WMG’s existing 2.00% cash convertible senior notes due 2020 (the “Existing Notes”) to exchange $112,106,000 aggregate principal amount of Existing Notes for $120,223,000 aggregate principal amount of newly issued notes under WMG’s existing indenture for its 1.625% cash convertible senior notes due 2023 (the “2023 Notes”). The 2023 Notes are fully and unconditionally guaranteed by the Company on a senior unsecured basis. For each $1,000 principal amount of Existing Notes validly submitted for exchange, WMG will deliver $1,072.40 principal amount of 2023 Notes to the exchanging investor (subject, in each case, to rounding to the nearest $1,000 aggregate principal amount for each such exchanging investor). There will be no separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the closing date of the exchange. The 2023 Notes are referred to as “exchangeable” in the exchange documents because they will be issued by WMG, not the Company. The exchange is expected to close on February 7, 2019, subject to customary closing conditions. Neither the Company nor WMG will receive any cash proceeds from the exchange of Existing Notes for the 2023 Notes.

The additional 2023 Notes will be issued pursuant to the Indenture, dated June 28, 2018, by and among the Company, WMG and Bank of New York Mellon Trust Company, N.A., governing the 2023 Notes (the “Indenture”). On June 28, 2018, $675 million aggregate principal amount of 2023 Notes were issued under the Indenture. After giving effect to the issuance of the additional 2023 Notes and the exchange of the Existing Notes pursuant to the exchange, $795,233,000 aggregate principal amount of the 2023 Notes will be issued and outstanding under the Indenture and $74,483,000 aggregate principal amount of the Existing Notes is expected to remain issued and outstanding.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 3, 2018, each of which are incorporated herein by reference.

Convertible Note Hedge and Warrant Transactions

On January 30, 2019, 2019, the Company and WMG entered into cash-settled convertible note hedge transactions with two counterparties, Deutsche Bank AG, London Branch and JPMorgan Chase Bank, National Association (the “Option Counterparties”), which are expected generally to reduce the net cash payments that WMG may be required to make upon conversion of the newly issued 2023 Notes to the extent that such cash payments exceed the principal amount of such exchanged 2023 Notes and the per share market price of the Company’s ordinary shares, par value €0.03 per share (the “Ordinary Shares”), as measured under the terms of the cash convertible note hedge transactions, is greater than the strike price of the cash convertible note hedge transactions, which is initially $33.37, corresponding to the initial conversion price of the 2023 Notes, and is subject to anti-dilution adjustments generally similar to those applicable to the conversion rate of the 2023 Notes.

On January 30, 2019, the Company also entered into warrant transactions with the Option Counterparties in which the Company agreed to sell the Option Counterparties warrants that are initially exercisable into 3,602,831 Ordinary Shares and subject to adjustment upon the occurrence of certain events. The strike price of the warrants will initially be $40.86 per Ordinary Share, which is approximately 36.3% above the last reported sale price of the Ordinary Shares on January 30, 2019, as reported on the NASDAQ Global Select Market. The warrant transactions will have a dilutive effect on the Ordinary Shares to the extent that the market price per Ordinary Share, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants.

WMG intends to pay approximately $26.0 million in the aggregate to the Option Counterparties for the note hedge transactions, and receive approximately $18.3 million in the aggregate from the Option Counterparties for the warrants, resulting in a net cost to the Company of approximately $7.7 million.

Aside from the initial payment of a premium to the Option Counterparties of approximately $26.0 million and subject to the right of the Option Counterparties to terminate the convertible note hedge transactions in certain circumstances, the Company will not be required to make any cash payments to the Option Counterparties under the convertible note hedge transactions and will be entitled to receive from the Option Counterparties an amount of cash, generally equal to the amount by which the market price per Ordinary Share, as measured under the terms of the cash convertible note hedge transactions, is greater than the strike price of the cash convertible note hedge transactions during the relevant valuation period under the cash convertible note hedge transactions. The Company will not receive any additional proceeds if warrants are exercised.

The convertible note hedge transactions and the warrant transactions are each separate transactions, entered into by the Company and WMG with the Option Counterparties, and are not part of the terms of the 2023 Notes. Holders of the 2023 Notes will not have any rights with respect to the convertible note hedge transactions or the warrant transactions.

The foregoing description of the convertible note hedge transactions and warrant transactions is qualified in its entirety by reference to call option transaction confirmations relating to the convertible note hedge transactions and the warrant confirmations relating to the warrant transactions with each of the two Option Counterparties, which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Convertible Note Hedge and Warrant Unwind Transactions

In connection with the foregoing transactions, the Company and WMG expect to enter into agreements with the counterparties (the “Existing Option Counterparties”) to WMG’s existing convertible note hedge transactions to terminate a portion of such existing convertible note hedge transactions in a notional amount corresponding to the amount of the Existing Notes exchanged pursuant to the exchange (the “Call Spread Unwind Agreements”). Pursuant to the Call Spread Unwind Agreements, the Existing Option Counterparties will also terminate a portion of the Company’s existing warrant transactions with the Existing Option Counterparties in respect of the Existing Notes with the Existing Option Counterparties.

The foregoing description of the Call Spread Unwind Agreements is qualified in its entirety by reference to the Call Spread Unwind Agreements with each of the three Existing Option Counterparties, which will be filed as exhibits to a future filing by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on January 30, 2019, the Company entered into warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, the Company issued warrants to purchase an aggregate maximum amount of 3,602,831 Ordinary Shares with a strike price of $40.86 per share. The number of shares issuable upon exercise of the warrants and the strike price are subject to adjustment under certain circumstances described in the warrant confirmations. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrants nor the underlying Ordinary Shares (issuable in the event the market price per Ordinary Shares exceeds the strike price of the warrants on the date the warrants are exercised) have been registered under the Securities Act. Neither the warrants nor such underlying Ordinary Shares may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On January 31, 2019, the Company issued a press release announcing the pricing of the exchange, entry into the convertible note hedge transactions and warrant transactions, and expected entry into the Call Spread Unwind Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement, dated as of January 30, 2019, among Wright Medical Group N.V., Wright Medical Group, Inc. and Each Investor Party Thereto.

99.1	Press Release dated January 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP N.V.

Dated: January 31, 2019	By:	/s/ Lance A. Berry
Lance A. Berry
Executive Vice President, Chief Financial and Operations Officer